Exhibit 20.1
FOURTH AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT
Dated as of December 28, 2005
     This FOURTH AMENDMENT TO THE AMENDED AND RESTATED CREDIT AGREEMENT (together with all Exhibits, Schedules and Annexes hereto, this “Amendment”) is among WASTE SERVICES (CA) INC., an Ontario corporation formerly known as CAPITAL ENVIRONMENTAL RESOURCE INC./RESSOURCES ENVIRONNEMENTALES CAPITAL INC. (“WSCI”), WASTE SERVICES, INC., a Delaware corporation (the “Borrower”), and LEHMAN COMMERCIAL PAPER INC., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).
PRELIMINARY STATEMENTS:
     A. The Borrower, WSCI, the Lenders, the Administrative Agent, Lehman Brothers Inc., as Arranger, CIBC World Markets Corp., as Syndication Agent, Bank of America, N.A., as Documentation Agent, and Canadian Imperial Bank of Commerce, as Canadian Agent, entered into an Amended and Restated Credit Agreement, dated as of April 30, 2004 (as amended, restated, modified or supplemented prior to the date hereof, and together with all Annexes, Exhibits and Schedules thereto, the “Credit Agreement”; capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement).
     B. The Borrower desires to amend the Credit Agreement to, among other things, permit the incurrence of additional Indebtedness, in the form of new Term Loans, incurred under the Incremental Term Loan Facility (each, an “Incremental Term Loan”) pursuant to Section 10.1(b) of the Credit Agreement in an aggregate principal amount of up to $50,000,000, to be used for general corporate purposes, including prepaying the Revolving Loans and for paying fees, costs and expenses incurred in connection with this Amendment and for Permitted Acquisitions.
     C. Each Person that agrees to make Incremental Term Loans (an “Incremental Lender”) will execute and deliver to the Administrative Agent, on or prior to the Amendment Effective Date (as defined herein), a Lender Addendum, in the form attached hereto as Exhibit B and make such Incremental Term Loans to the Borrower in the manner contemplated by Section 2.1 of the Credit Agreement (as amended hereby).
     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1. Amendment. Upon the terms and subject to the conditions set forth herein and in reliance on the representations and warranties of the Loan Parties set forth herein, the Credit Agreement is hereby amended as follows:

          (a) The following new definitions are hereby added to Section 1.1 of the Credit Agreement in the appropriate alphabetical order:
          “Available Incremental Term Loan Commitment” with respect to any Incremental Term Loan Lender at any time, an amount equal to the excess, if any, of (a) such Lender’s Incremental Term Loan Commitment then in effect over (b) such Lender’s Incremental Term Loans then outstanding.
          “Fourth Amendment”: the Fourth Amendment to this Agreement, dated as of December 28, 2005.
          “Fourth Amendment Effective Date”: the Amendment Effective Date, as defined in the Fourth Amendment.
          “Funding Date”: with respect to any Incremental Term Loan, the date specified by the Borrower in the Borrowing Notice with respect to such Incremental Term Loan as the date such Incremental Term Loan is to be made.
          “Incremental Term Loan”: as defined in Section 2.1.
          “Incremental Term Loan Commitments”: as to any Lender, the obligation of such Lender, if any, to make an Incremental Term Loan to the Borrower hereunder in a principal amount not to exceed the amount set forth in the Lender Addendum delivered by such Lender, or as the case may be, in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original aggregate amount of the Incremental Term Commitments is $50,000,000.
          “Incremental Term Loan Commitment Termination Date”: March 31, 2006, or, if earlier, the date on which the Incremental Term Loan Commitments are terminated in full pursuant to Sections 2.10 (or such earlier date on which the Loans become due and payable pursuant to Section 8).
          “Incremental Term Loan Facility”: as defined in Section 10.1(b)
          “Incremental Term Loan Lender”: each Lender that has an Incremental Term Loan Commitment or is the holder of an Incremental Term Loan.
          “Incremental Term Loan Percentage”: as to any Incremental Term Loan Lender at any time, the percentage which such Lender’s Incremental Term Loan Commitments then constitutes of the aggregate Incremental Term Loan Commitments (or, at any time after the initial Funding Date, the percentage which the sum of the aggregate principal amount of such Lender’s Incremental Term Loans then outstanding plus such Lender’s then unfunded Incremental Term Loan Commitments constitutes of the aggregate principal amount of the sum of the aggregate Incremental Term Loans then outstanding plus the aggregate amount of the Lenders’ then unfunded Incremental Term Loan Commitments).
          “Installment Date”: as defined in Section 2.3.
          (b) The definition of “Applicable Margin” contained in Section 1.1 of the Credit Agreement is hereby amended and restated to read as follows:
          “Applicable Margin”: for each Type of Loan under each Facility, the rate per annum set forth opposite such Facility under the relevant column heading below:

	Canadian
	Prime Rate	Base Rate	Acceptance	Eurodollar
	Loans	Loans	Fee	Loans
US Revolving Credit Facility (including US Swing Line Loans)	N.A.	3.50%	N.A.	4.50%
Canadian Revolving Credit Facility (including Canadian Swing Line Loans)	3.50%	3.50%	4.50%	4.50%
Tranche B Term Loan Facilities	N.A.	3.50%	N.A.	4.50%
Tranche C Term Loan Facilities	N.A.	2.25%	N.A.	3.25%
Incremental Term Loan Facilities	N.A.	2.25%	N.A.	3.25%
provided, that on and after the first Adjustment Date occurring after the completion of two full fiscal quarters of the Borrower after the Restatement Effective Date and in any event from and after the Third Amendment Effective Date, the Applicable Margin with respect to Tranche B Term Loans, Tranche C Term Loans, Incremental Term Loans, US Revolving Credit Loans, Canadian Revolving Credit Loans, US Swing Line Loans and Canadian Swing Line Loans will be determined pursuant to the Pricing Grid.
          (c) The definition of “Commitment” contained in Section 1.1 of the Credit Agreement is hereby amended to insert the phrase, “, Incremental Term Loan Commitment” immediately after the phrase “Tranche C Term Loan Commitment.”
          (d) The definition of “Facility” in Section 1.1 of the Credit Agreement is hereby amended and restated as follows:
     “Facility”: each of (a) the Tranche B Term Loan Commitments and the Tranche B Term Loans made thereunder (the “Tranche B Term

Loan Facility”), (b) the Tranche C Term Loan Commitment and the Tranche C Term Loans made thereunder, (the “Tranche C Term Loan Facility”), (c) the Incremental Term Loan Commitments and the Incremental Term Loans made thereunder, (d) the US Revolving Credit Commitments and the extensions of credit made thereunder (the “US Revolving Credit Facility”), and (e) the Canadian Revolving Credit Commitments and the extensions of credit made thereunder (the “Canadian Revolving Credit Facility”).
          (e) The definition of “Interest Period” in Section 1.1 of the Credit Agreement is hereby amended to delete the defined term “Tranche C Term Loan” in each place it appears in clause (ii) therein and insert the defined term “Term Loan” in lieu thereof.
          (f) The definition of “Lender Addendum” in Section 1.1 of the Credit Agreement is hereby amended and restated as follows:
          “Lender Addendum”: with respect to any applicable Lender, a Lender Addendum, substantially in the form of (i) Exhibit J, (ii) Exhibit D to the Third Amendment or (iii) Exhibit B to the Fourth Amendment.
          (g) The definition of “Majority Facility Lenders” in Section 1.1 of the Credit Agreement is hereby amended and restated as follows:
          “Majority Facility Lenders”: with respect to (i) the Tranche B Term Loan Facility, the holders of more than 50% of the sum of the aggregate unpaid principal amount of the Tranche B Term Loans, (ii) the Tranche C Term Loan Facility, the holders of more than 50% of the sum of the aggregate unpaid principal amount of the Tranche C Term Loans (iii) the Incremental Term Loan Facility, the holders of more than 50% of the Incremental Term Loan Commitments then in effect, or if the Incremental Term Loan Commitments have been terminated, the aggregate unpaid principal amount of Incremental Term Loans then outstanding, or (iv) the Revolving Credit Facilities, the holders of more than 50% of the Total Revolving Credit Commitments then in effect or, if the Revolving Credit Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding.
          (h) The definition of “Term Loans” contained in Section 1.1 of the Credit Agreement is hereby amended and restated as follows:
          “Term Loans”: the collective reference to the Tranche B Term Loans, the Tranche C Term Loans and any Incremental Term Loans.
          (i) The definition of “Term Loan Lenders” contained in Section 1.1 of the Credit Agreement is hereby amended and restated as follows:
          “Term Loan Lenders”: the collective reference to the Tranche B Term Loan Lenders, the Tranche C Term Loan Lenders and the Incremental Term Loan Lenders.

          (j) The definition of “Term Loan Percentages” contained in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
          “Term Loan Percentages”: with respect to (i) any Lender holding Tranche B Term Loans, the Tranche B Term Loan Percentage of such Lender, (ii) any Lender holding Tranche C Term Loans, the Tranche C Term Loan Percentage of such Lender and (iii) any Lender holding Incremental Term Loans, the Incremental Term Loan Percentage of such Lender.
          (k) Section 2.1 is hereby amended and restated in its entirety to read as follows:
          “Term Loan Commitments. (a) Subject to the terms and conditions hereof and of the Third Amendment, the Tranche C Term Loan Lenders severally agree to make (or convert Tranche B Term Loans into) term loans (each, a “Tranche C Term Loan”) to the Borrower on the Third Amendment Effective Date in an amount for each Tranche C Term Loan Lender not to exceed the amount of the Tranche C Term Loan Commitment of such Lender.
          (b) Subject to the terms and conditions hereof, the Incremental Term Loan Lenders severally agree to make term loans (each, an “Incremental Term Loan”) to the Borrower on each Funding Date in an amount for each Incremental Term Loan Lender not to exceed the lesser of its (a) Incremental Term Loan Percentage of the Incremental Term Loans requested by the Borrower on such Funding Date and (b) its remaining unfunded Incremental Term Loan Commitment. Any unfunded Incremental Term Loan Commitments shall terminate on the Incremental Term Loan Commitment Expiration Date, if not borrowed on or before such date.
          (c) The Term Loans may from time to time be Eurodollar Loans or Base Rate Loans, as determined in accordance with Sections 2.2 or 2.13 hereof.”
          (l) Section 2.2 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
          “Procedure for Borrowing of Term Loans. (a) Each Tranche C Term Loan shall be made in accordance with Section 2 of the Third Amendment.
          (b) With respect to the Incremental Term Loans, the Borrower shall deliver to the Administrative Agent a Borrowing Notice (which Borrowing Notice must be received by the Administrative Agent prior to 12:00 Noon, New York City time, (a) three Business Days prior to the requested Funding Date, in the case of Eurodollar Loans, or (b) one Business Day prior to the requested Funding Date, in the case of Base Rate Loans) requesting that the Incremental Term Loan Lenders make the Incremental Term Loans on such Funding Date and specifying the amount to be borrowed; provided that with respect to the initial borrowing of Incremental Term Loans, the Borrower may provide such notice prior to 12:00 Noon on the day of such Borrowing with respect to Base Rate Loans. Upon receipt of such Borrowing Notice, the Administrative Agent shall promptly notify each Incremental Term Loan Lender thereof. Not later than 12:00 Noon, New York City time, on the Funding Date, each Incremental Term Loan Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the Incremental Term Loans to be made by such Lender on such Funding Date. The Administrative Agent, subject to Section 5.3, shall make available to the Borrower the aggregate of the amounts made available to the Administrative Agent by the Incremental Term Loan Lenders, in like funds as received by the Administrative Agent.”
          (m) Section 2.3 of the Credit Agreement is hereby amended (i) to insert “(a)” in the first line thereof prior to the words “The Tranche C Term Loan” and (ii) to add a new Section 2.3(b) to read as follows:
“(b) The Incremental Term Loan of each Incremental Term Loan Lender shall mature in 20 consecutive quarterly installments, commencing on June 30, 2006, each of which shall be made on the four quarterly scheduled payment dates applicable to Tranche C Term Loans (each an “Installment Date”), in an amount on each such Installment Date equal to (i) for each of the first 16 Installment Dates, one-quarter percent (0.25%) of the original principal amount outstanding and (ii) for each of the remaining 4 Installment Dates 25% of the remaining outstanding principal amount as of the first such remaining Installment Dates.”
          (n) The first paragraph of Section 2.8 of the Credit Agreement is hereby amended by amending and restating clause (iii) thereof in its entirety to read as follows:
          “(iii) the principal amount of each Tranche C Term Loan and Incremental Term Loan, as the case may be, of such Incremental Term Loan Lender, in installments according to the amortization for such Term Loans set forth in Sections 2.3(a) and (b), or on such earlier date on which the Loans become due and payable pursuant to Section 8.”
          (o) Section 2.9 of the Credit Agreement is hereby amended by relettering clause (b) thereof to clause (c) thereof.
          (p) Section 2.9 of the Credit Agreement is hereby further amended by adding a new clause (b) thereof to read as follows:
          “(b) The Borrower agrees to pay to the Administrative Agent, for the account of each Incremental Term Loan Lender, a commitment fee for the period from and including the Fourth Amendment Effective Date to and including the Incremental Term Loan Commitment Termination Date at a rate of one and five eighths percent (1.625%) per annum of the Available Incremental Term Loan Commitment of such Lender during the period for which payment is made, payable in arrears on March 31, 2006, or, if earlier, on the Incremental Term Loan Commitment Termination Date.”
(q) Section 2.10 of the Credit Agreement is amended by (i) adding an “(a)” in the first line thereof before the words “Each of the”; and (ii) adding a new Section 2.10(b) to read as follows:
(b) The Borrower shall have the right, upon not less than three Business Days’ notice to the Administrative Agent, to terminate any unfunded portion of the Incremental Term Loan Commitments or, from time to time, to reduce the aggregate amount of the Incremental Term Loan Commitments. Any such termination or reduction shall be in an amount equal to $1,000,000, or a whole multiple thereof, and shall reduce permanently the Incremental Term Loan Commitments the in effect.
(r) A new Section 5.3 is added to the Credit Agreement to read as follows:
“5.3 Conditions to Each Funding Date. The agreement of each Incremental Term Loan Lender to make any Incremental Term Loan requested to be made by it hereunder on any date (including, without limitation, the initial Funding Date) is subject to the satisfaction of each of the conditions precedent contained in Section 5.2 and the following conditions precedent:
(a) The proceeds of any such Incremental Term Loan shall be used solely (x) with respect to any Incremental Term Loans made on the Fourth Amendment Effective Date, to prepay Revolving Loans and to pay fees, costs and expenses incurred in connection with the Fourth Amendment, and (y) with respect to any Incremental Term Loans made on any date other than the Fourth Amendment Effective Date, for Permitted Acquisitions.
(b) The Borrower shall not request and the Incremental Lenders shall have no obligation to fund Incremental Term Loans on more than three separate Funding Dates (including the Fourth Amendment Effective Date).
(c) In the case of any Incremental Loans requested by the Borrower on any Funding Date after the Fourth Amendment Effective Date, the Borrower shall demonstrate, after giving effect to such Loans and to the Permitted Acquisition to be made in connection therewith, a pro forma Consolidated Leverage Ratio of not greater than 0.25 more than the actual Consolidated Leverage Ratio calculated pursuant to Section 7.1(a) as of the most recently ended Fiscal Quarter for which a Compliance Certificate has been delivered pursuant to or is required by Section 6.2(b).
(d) the aggregate amount of such Incremental Term Loan made on any Funding Date shall be at least (x) $25.0 million with respect to any Incremental Term Loan made on the Fourth Amendment Effective Date and (y) $7.5 million with respect to any Incremental Term Loan made on any funding Date thereafter.
          (s) Annex A of the Credit Agreement is hereby amended by inserting the words “, Incremental Term Loans” after each instances of the words “Tranche C Term Loans” appearing therein.
          (t) Exhibit G-1 to the Credit Agreement is hereby amended by deleting each reference to the words “Tranche [B][C]” therein and replacing such words with “[Tranche B] [Tranche C] [Incremental].”
          (u) Exhibit K to the Credit Agreement is hereby amended and restated in its entirety and replaced with Exhibit K attached hereto as Exhibit A.
2. Conditions to Effectiveness.
     The effectiveness of the amendments contained in Section 1 hereof is conditioned upon satisfaction of the following conditions precedent (the date on which all such conditions have been satisfied being referred to herein as the “Amendment Effective Date”):
          (a) the Administrative Agent shall have received (i) signed written authorization from the Persons who will become Incremental Term Loan Lenders to execute this Amendment on behalf of such Lenders, (ii) counterparts of this Amendment signed by each of WSCI, the Borrower and the Administrative Agent, and (iii) counterparts of the consent of the Guarantors attached hereto as Annex 1 (the “Consent”) executed by each of the Guarantors;
          (b) each of the representations and warranties in Section 3 below shall be true and correct in all material respects on and as of the Amendment Effective Date;
          (c) the Administrative Agent shall have received payment in immediately available funds of (i) those fees previously agreed to by the parties hereto in connection with this Amendment, and (ii) all expenses incurred by the Administrative Agent (including, without limitation, legal fees) reimbursable under the Credit Agreement and for which invoices have been presented;
          (d) the Administrative Agent shall have received executed legal opinions from counsel to the Loan Parties, in form and substance reasonably acceptable to the Administrative Agent;
          (e) the Administrative Agent shall have received (i) commitments from banks and other financial institutions with respect to the Incremental Term Loans in an aggregate principal amount equal to $50,000,000 and (ii) a fully executed Lender Addendum with respect to each such bank or other financial institution committing to fund such Incremental Term Loans (and pursuant to which, on the Amendment Effective Date, such bank or other financial institution shall become an Incremental Term Loan Lender, for all purposes under the Credit Agreement); and

          (f) the Administrative Agent shall have received such other documents, instruments, certificates, opinions and approvals as it may reasonably request.
3. Representations and Warranties. Each of WSCI and the Borrower represent and warrants jointly and severally to the Administrative Agent and the Lenders (including the Incremental Term Loan Lenders) as follows:
          (a) Authority. Each of WSCI and the Borrower has the requisite corporate or other organizational power and authority to execute and deliver this Amendment and to perform its obligations hereunder and under the Credit Agreement (as amended hereby). Each of the Guarantors has the requisite corporate or other organizational power and authority to execute and deliver the Consent. The execution, delivery and performance by each of WSCI and the Borrower of this Amendment and by the Guarantors of the Consent, and the performance by each of WSCI, the Borrower and each other Loan Party of the Credit Agreement (as amended hereby) and each other Loan Document to which it is a party, in each case, have been authorized by all necessary corporate or other organizational action of such Person, and no other corporate or other organizational proceedings on the part of each such Person is necessary to consummate such transactions.
          (b) Enforceability. This Amendment has been duly executed and delivered on behalf of each of WSCI and the Borrower. The Consent has been duly executed and delivered by each of the Guarantors. Each of this Amendment, the Consent and, after giving effect to this Amendment, the Credit Agreement and the other Loan Documents, (i) is the legal, valid and binding obligation of each Loan Party party hereto and thereto, enforceable against such Loan Party in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) and (ii) is in full force and effect. Neither the execution, delivery or performance of this Amendment or of the Consent or the performance of the Credit Agreement (as amended hereby), nor the performance of the transactions contemplated hereby or thereby, will adversely affect the validity, perfection or priority of the Administrative Agent’s Lien on any of the Collateral or its ability to realize thereon. This Amendment is effective to amend the Credit Agreement as provided therein.
          (c) Representations and Warranties. After giving effect to this Amendment, the representations and warranties contained in the Credit Agreement and the other Loan Documents (other than any such representations and warranties that, by their terms, are specifically made as of a date other than the date hereof) are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof.
          (d) No Conflicts. Neither the execution and delivery of this Amendment or the Consent, nor the consummation of the transactions contemplated hereby and thereby, nor the performance of and compliance with the terms and provisions hereof or of the Credit Agreement (as amended hereby) by any Loan Party will, at the time of such performance, (a) violate or conflict with any provision of its articles or certificate of incorporation or bylaws or other organizational or governing documents of such Person, (b) violate, contravene or materially conflict with any Requirement of Law or Contractual Obligation (including, without limitation,

Regulation U), except for any violation, contravention or conflict which could not reasonably be expected to have a Material Adverse Effect or (c) result in or require the creation of any Lien (other than those permitted by the Loan Documents) upon or with respect to its properties. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the transactions contemplated hereby.
          (e) No Default. Both before and after giving effect to this Amendment, no event has occurred and is continuing that constitutes a Default or Event of Default.
4. Reference to and Effect on Credit Agreement.
          (a) Upon and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified hereby. This Amendment is a Loan Document.
          (b) Except as specifically modified above, the Credit Agreement and the other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Security Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations under and as defined therein, in each case as modified hereby.
          (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Secured Party under any of the Loan Documents, nor, except as expressly provided herein, constitute a waiver or amendment of any provision of any of the Loan Documents.
5. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.
6. Severability. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
7. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.
[Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

WASTE SERVICES, INC., as Borrower

By: /s/ Ivan R. Cairns

Name: Ivan R. Cairs
Title: Executive Vice President, General Counsel and Secretary

WASTE SERVICES (CA) INC.
By:	/s/ Ivan R. Cairns
	Name:	Ivan R. Cairns
Title: Vice President and Secretary

LEHMAN COMMERCIAL PAPER INC., as Administrative Agent

By:	/s/ Ritam Bhalla
	Name:	Ritam Bhalla
	Title:	Authorized Signatory

[Signature Page]

Annex 1
CONSENT OF GUARANTORS
Each of the undersigned is a Guarantor of the Obligations of the Borrower and/or of WSCI under the Credit Agreement and hereby (a) consents to the foregoing Amendment, (b) acknowledges that notwithstanding the execution and delivery of the foregoing Amendment, the obligations of each of the undersigned Guarantors are not impaired or affected and all guaranties given to the holders of Obligations and all Liens granted as security for the Obligations continue in full force and effect, and (c) confirms and ratifies its obligations under each of the Loan Documents executed by it. Capitalized terms used herein without definition shall have the meanings given to such terms in the Amendment to which this Consent is attached or in the Credit Agreement referred to therein, as applicable.
          IN WITNESS WHEREOF, each of the undersigned has executed and delivered this Consent of Guarantors as of the 28 day of December 2005.
[Signature pages follow]

OMNI WASTE OF OSCEOLA COUNTY LLC
By:	/s/ Ivan R. Cairns
	Name:	Ivan R. Cairns
Title: Manager

CACTUS WASTE SYSTEMS, LLC
By:	/s/ Ivan R. Cairns
	Name:	Ivan R. Cairns
Title: Manager

WASTE SERVICES OF ARIZONA, INC.
By:	/s/ Ivan R. Cairns
	Name:	Ivan R. Cairns
Title: Vice President and Secretary

WASTE SERVICES OF FLORIDA, INC.
By:	/s/ Ivan R. Cairns
	Name:	Ivan R. Cairns
Title: Vice President and Secretary

JACKSONVILLE FLORIDA LANDFILL, INC.
By:	/s/ Ivan R. Cairns
	Name:	Ivan R. Cairns
Title: Vice President and Secretary

[Signature Page]

JONES ROAD LANDFILL AND RECYCLING, LTD., by Jacksonville Florida Landfill, Inc., its General Partner
By:	/s/ Ivan R. Cairns
	Name:	Ivan R. Cairns
Title: Vice President and Secretary

FLORIDA RECYCLING SERVICES, INC., a Delaware Corporation
By:	/s/ Ivan R. Cairns
	Name:	Ivan R. Cairns
Title: Vice President and Secretary

FLORIDA RECYCLING SERVICES, INC., an Illinois Corporation
By:	/s/ Ivan R. Cairns
	Name:	Ivan R. Cairns
Title: Vice President and Secretary

FORT BEND REGIONAL LANDFILL LP
By:	/s/ Ivan R. Cairns
	Name:	Ivan R. Cairns
Title: Vice President and Secretary:

RUFFINO HILLS TRANSFER STATION LP
By:	/s/ Ivan R. Cairns
	Name:	Ivan R. Cairns
Title: Vice President and Secretary:

[Signature Page]

WASTE SERVICES OF ALABAMA, INC.
By:	/s/ Ivan R. Cairns
	Name:	Ivan R. Cairns
Title: Vice President and Secretary

WASTE SERVICES LIMITED PARTNER, LLC
By:	/s/ Ivan R. Cairns
	Name:	Ivan R. Cairns
Title: Manager

WS GENERAL PARTNER, LLC, by Waste Services, Inc., its Sole Member
By:	/s/ Ivan R. Cairns
	Name:	Ivan R. Cairns
Title: Executive Vice President, General Counsel and Secretary

RAM-PAK COMPACTION SYSTEMS LTD.
By:	/s/ Ivan R. Cairns
	Name:	Ivan R. Cairns
Title: Vice President and Secretary

6045341 CANADA INC.
By:	/s/ Ivan R. Cairns
	Name:	Ivan R. Cairns
Title: Vice President and Secretary

[Signature Page]

GAP DISPOSAL 2001 LTD.
By:	/s/ Ivan R. Cairns
	Name:	Ivan R. Cairns
Title: Secretary

SANFORD RECYCLING AND TRANSFER, INC.
By:	/s/ Ivan R. Cairns
	Name:	Ivan R. Cairns
Title: Vice President and Secretary

CAPITAL ENVIRONMENTAL HOLDINGS COMPANY
By:	/s/ Ivan R. Cairns
	Name:	Ivan R. Cairns
Title: Vice President and Secretary

WSI WASTE SERVICES OF TEXAS LP
By:	/s/ Ivan R. Cairns
	Name:	Ivan R. Cairns
Title: Vice President and Secretary

[Signature Page]

EXHIBIT A
EXHIBIT K
TO THE CREDIT AGREEMENT
FORM OF BORROWING NOTICE
[Date]
[Lehman Commercial Paper Inc.,
  as Administrative Agent
745 Seventh Avenue
New York, New York 10019
Attention: [                                                            ]]
[Canadian Imperial Bank of Commerce Bank]
[                                                            ]
[Waste Services, Inc.]
[Capital Environmental Resource Inc./Ressources Environnementales Capital Inc.]
Ladies and Gentlemen:
     Pursuant to Section [2.2] [2.5] of that certain Amended and Restated Credit Agreement, dated as of April 30, 2004 (as amended, restated, supplemented, replaced or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used but not defined herein having the meanings given such terms in the Credit Agreement), among Capital Environmental Resource, Inc./Ressources Environnementales Capital, Inc., an Ontario corporation (“CERI”), Waste Services, Inc., a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto, Lehman Brothers Inc., as exclusive advisor, sole lead arranger and sole book runner, CIBC World Markets Corp., as syndication agent, Bank of America, N.A., as documentation agent (the “Documentation Agent”), Canadian Imperial Bank of Commerce, as Canadian agent (the “Canadian Agent”), and Lehman Commercial Paper Inc., as administrative agent (the “Administrative Agent”), [the Borrower] [CERI] hereby gives the [Administrative] [Canadian] Agent irrevocable notice that [the Borrower] [CERI] hereby requests a [US Revolving Credit Loan] [Canadian Revolving Credit Loan] [Incremental Term Loan] under the Credit Agreement, and in that connection sets forth below the information relating to such [US Revolving Credit Loan] [Canadian Revolving Credit Loan] [Incremental Term Loan]:
1.	The Business Day of the proposed [US Revolving Credit Loan] [Canadian Revolving Credit Loan] [Incremental Term Loan] is [___ ___, ___].

2.	The Type of the proposed [US Revolving Credit Loan] [Canadian Revolving Credit Loan] [Incremental Term Loan] is a [Base Rate Loan] [Canadian Prime Rate Loan] [Eurodollar Loan] [Bankers’ Acceptance].

3.	The aggregate amount of the proposed [US Revolving Credit Loan] [Canadian Revolving Credit Loan] [Incremental Term Loan] is $[___].

4.	The initial Interest Period for each [Eurodollar Loan] [Bankers’ Acceptance] made as part of the proposed [US Revolving Credit Loan] [Canadian Revolving Credit Loan] [Incremental Term Loan] is [___] month[s].
     [The Borrower] [CERI] hereby certifies that the following statements are true and correct on the date hereof, and will be true and correct on the date of the proposed [US Revolving Credit Loan] [Canadian Revolving Credit Loan] [Incremental Term Loan]:
     (a) Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents is true and correct in all material respects on and as of the date hereof as if made on and as of the date hereof, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date.
     (b) No Default or Event of Default has occurred and is continuing on the date hereof, or would result from the proposed [US Revolving Credit Loan] [Canadian Revolving Credit Loan] [Incremental Term Loan] or the application of the proceeds thereof.
     (c) A Responsible Officer of the Borrower shall certify in writing to the Administrative Agent that the incurrence of Indebtedness represented by the proposed [US Revolving Credit Loan] [Canadian Revolving Credit Loan] [Incremental Term Loan] is permitted under the Senior Subordinated Notes.
     [Additionally, with respect to any borrowing of Incremental Term Loans, the Borrower hereby certifies that the following statements are true and correct on the date hereof, and will be true and correct on the date of the proposed Incremental Term Loan:
     (a) The proceeds of any such Incremental Term Loan shall be used solely [to prepay Revolving Loans and to pay fees, costs and expenses incurred in connection with the Fourth Amendment][for Permitted Acquisitions].
     (b) The Borrower has, as of the date hereof, requested Incremental Term Loans on [INSERT NUMBER OF] Funding Dates (including this request).
     (c) [After giving effect to the Incremental Term Loans requested hereby and after giving effect to the Permitted Acquisition to be made in connection herewith, the Borrower will have a pro forma Consolidated Leverage Ratio of not greater than 0.25 more than the actual Consolidated Leverage Ratio calculated pursuant to Section 7.1(a) as of the most recently ended Fiscal Quarter for which a Compliance Certificate has been delivered pursuant to or is required by Section 6.2(b).]]
     The Borrower [and CERI] agree[s] that, if prior to the time of the proposed [US Revolving Credit Loan] [Canadian Revolving Credit Loan] [Incremental Term Loan] any of the foregoing certifications shall cease to be true and correct, the Borrower [and CERI] shall forthwith notify the Administrative Agent [and the Canadian Agent] thereof in writing (any such notice, a “Non-Compliance Notice”). Except to the extent, if any, that prior to the time of the proposed [US Revolving Credit Loan] [Canadian Revolving Credit Loan] [Incremental Term Loan], the Borrower [and CERI] shall deliver a Non-Compliance Notice to the Administrative Agent [and the Canadian Agent], each of the foregoing certifications shall be deemed to be made additionally on the date of the proposed [US Revolving Credit Loan] [Canadian Revolving Credit Loan] [Incremental Term Loan] as if made on such date.

Very truly yours, [WASTE SERVICES, INC.
By:
Name:
	Title:	]

[CAPITAL ENVIRONMENTAL RESOURCE INC./RESSOURCES ENVIRONNEMENTALES CAPITAL INC.
By:
Name:
	Title:	]

Exhibit B
FORM OF LENDER ADDENDUM
     LENDER ADDENDUM, dated as of ___ ___, 200___ (this “Lender Addendum”), to the Credit Agreement, dated as of April 30, 2004 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Waste Services, Inc., a Delaware corporation (the “Borrower”), Waste Services/CA Inc., an Ontario corporation formerly known as Capital Environmental Resource Inc./Ressources Environnmentales Capital Inc. (“WSCI”), the banks and other financial institutions and entities from time to time party thereto (the “Lenders”) and Lehman Commercial Paper Inc., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
W I T N E S S E T H :
     WHEREAS, the Credit Agreement provides that any bank, financial institution or other entity may become a party to the Credit Agreement as an Incremental Term Loan Lender with the consent of the Borrower and the Administrative Agent (which consent, in the case of the Administrative Agent, shall not be unreasonably withheld) by executing and delivering to the Borrower and the Administrative Agent a supplement to the Credit Agreement in substantially the form of this Lender Addendum; and
     WHEREAS, the undersigned now desires to become a party to the Credit Agreement as an Incremental Term Loan Lender thereunder;
     NOW, THEREFORE, the undersigned hereby agrees as follows:
     1. The undersigned agrees to be bound by the provisions of the Credit Agreement, and agrees that it shall, on the date this Lender Addendum is accepted by the Borrower and the Administrative Agent, become an Incremental Term Loan Lender for all purposes of the Credit Agreement to the same extent as if originally a party thereto, with a commitment under the Incremental Term Loan Facility of $[___].
     2. The undersigned (a) represents and warrants that it is legally authorized to enter into this Lender Addendum; (b) confirms that it has received a copy of the Credit Agreement and each other Loan Document existing as of the date of this Lender Addendum, together with copies of the financial statements referred to in Section 6.1 of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Lender Addendum; (c) agrees that it has made and will, independently and without reliance upon the Administrative Agent, any other agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and

B-1

discretion under the Credit Agreement or any instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and each of the other Loan Documents and will perform in accordance with their terms all the obligations which by the terms of the Credit Agreement or the other Loan Documents are required to be performed by it as a Lender including, without limitation, if it is organized under the laws of a jurisdiction outside the United States, its obligations pursuant to Section 2.20 of the Credit Agreement.
     3. The undersigned’s address for notices for the purposes of the Credit Agreement is as follows:

Name of Lender:

Notice Address:

Attention:

Telephone:

Facsimile:

[remainder of page intentionally left blank]

B-2

     IN WITNESS WHEREOF, the undersigned has caused this Lender Addendum to be executed and delivered by a duly authorized officer on the date first above written.

[INSERT NAME OF INCREMENTAL TERM LOAN LENDER]
By:
Name:
Title:

Accepted this __ day of
_________________, 200_

WASTE SERVICES, INC.

By:

Name:
Title:
[Signature Page]